                                                                    Exhibit 10.4

                               AMENDMENT OF LEASE
                               ------------------

       AMENDMENT, dated May 28, 1996, by and between NEWPORT L.G.-I, INC., a Delaware corporation, having an office c/o The Georgetown Company, 667 Madison Avenue, New York, New York 10021 ("Landlord"), and KNIGHT SECURITIES, L.P., a
                                   --------
New York limited partnership, having an office at 525 Washington Boulevard, Jersey City, New Jersey 07310 ("Tenant").
                                ------

                             W I T N E S S E T H:
                             - - - - - - - - - -

       WHEREAS, by Agreement of Lease, dated as of December 6, 1994, by and between Landlord and Tenant (the "Lease"), Tenant leases certain space in the
                                  -----
building known as Newport Office Tower, and located at 525 Washington Boulevard, Jersey City, New Jersey (the "Building"), consisting of the entire thirtieth
                              --------
(30th) floor of the Building; and

       WHEREAS, Landlord and Tenant desire to amend the Lease to provide for the addition of certain space located on the 35th floor of the Building to the premises leased to Tenant under the Lease.

       NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by Landlord to Tenant and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

       2. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the portion of the thirty-fifth (35th) floor of the Building shown as area "C" on the floor plan attached hereto as Exhibit A and made a part hereof
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(the "Additional Space"), upon all of the same terms, covenants and conditions
      ----------------
set forth in the Lease, as amended hereby, for a term to commence upon a date (the "Additional Commencement Date") which is the earlier of (i) the date which
      ----------------------------
is three (3) Business Days after Landlord notifies Tenant that Landlord's Additional Work (hereinafter defined) has been Substantially Completed, and (ii) September 1, 1996, and to expire on the Expiration Date.

       3. The Lease is hereby modified and amended, as follows:

          (a) The "Definitions" section of the Lease is amended in the following respects:

          (i) The definition of "Premises" is amended as of the date hereof to include the Additional Space, subject to the provisions of the Lease.

          (ii) The definition of "Space Factor" is amended as of the Additional Commencement Date by deleting the phrase "twenty-two thousand one hundred (22,100)" and inserting in lieu thereof the phrase "twenty-nine thousand four hundred seventy-five (29,475)".

          (iii) The definition of "Tenant's Share" is amended as of the Additional Commencement Date by deleting the phrase "two and two thousand three hundred ninety-six ten thousandths percent (2.2396%)" and inserting in lieu thereof the phrase "two and nine thousand eight hundred seventy ten thousandths percent (2.9870%)".

          (iv) The definition of "Tenant's Tax Share" is amended as of the Additional Commencement Date by deleting the phrase "two and one thousand one hundred eighty-nine ten thousandths percent (2.1189%)" and inserting in lieu thereof the phrase "two and eight thousand two hundred sixty ten thousandths percent (2.8260%)".

     (b) As of the Additional Commencement Date, Section 1.1 is amended to provide for additional Fixed Rent for the Additional Space in the amount of Two Hundred Six Thousand Five Hundred Dollars ($206,500.00) per annum, for the period commencing on the Additional Commencement Date and ending on April 3, 2001 ($17,208.33 per month), and Two Hundred Twenty-One Thousand Two Hundred Fifty Dollars ($221,250.00) per annum, for the period commencing on April 4, 2001 and ending on April 3, 2006 ($18,437.50 per month).

  4. (a)  Landlord shall perform the work, and make the installations, in the Additional Space as set forth on such detailed plans and specifications (including layout, architectural, mechanical and structural drawings) as have been prepared by Landlord, provided that the cost of such work and installations does not exceed Two Hundred Twenty-One Thousand Two Hundred Fifty Dollars ($221,250.00) ("Landlord's Additional Work"). If Landlord shall expend less
                --------------------------
than such amount in performing Landlord's Additional Work and paying related expenses, then Tenant shall receive a credit equal to the difference between such amount and Landlord's total expenditures, against Tenant's Rental obligations under the Lease, as amended hereby, next accruing after the Substantial Completion of Landlord's Additional Work.

          (b) If Landlord shall be delayed in Substantially Completing Landlord's Additional Work by reason of any of the following (individually a "Tenant's Delay" and collectively referred to as "Tenant's Delays"): (1) any
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request by Tenant that Landlord delay in proceeding with any segment or part of
Landlord's Additional Work; (2) any changes or requests for changes to Landlord's Additional Work; (3) any acts or omissions of Tenant or its agents, employees or contractors; (4) any necessary displacement of any of Landlord's Additional Work from its place in Landlord's construction schedule resulting from any of the causes for delay referred to in the foregoing clauses 1 through 3; and (5) any other item designated as a Tenant's Delay pursuant to this Paragraph 4; then the Additional Commencement Date shall be deemed to be the date upon which the Additional Commencement Date would have occurred but for such Tenant's Delay. If Landlord becomes aware of any Tenant's Delay or any condition which may give rise to a Tenant's Delay, Landlord shall promptly notify Tenant of such Tenant's Delay or condition and the anticipated length of time of such Tenant's Delay, provided, however, Landlord shall suffer no liability for failure to notify Tenant as aforesaid if the anticipated length of such Tenant's Delay as set forth in Landlord's aforesaid notice shall be different than any actual Tenant's Delay, or in good faith it was not possible to reasonably foresee that a Tenant's Delay would arise.

          (c) Tenant may request changes in Landlord's Additional Work consisting of additions, deletions or other changes. If Tenant desires to make a change, the same shall be communicated to Landlord by a change order signed by Tenant. If such a change results in the cost of Landlord's Additional Work exceeding the amount set forth in Paragraph (A) above, then Tenant shall pay to Landlord the amount of such excess. Upon Landlord's receipt of such change order, and provided Landlord otherwise approves such changes (which approval shall be based upon the criteria for approval of Alterations as set forth in
Article 3 of the Lease), Landlord shall promptly prepare and furnish to Tenant a statement, setting forth Landlord's good faith estimate of the cost, if any, to Tenant resulting from the proposed change, as well as Landlord's good faith estimate of any changes in the progress of Landlord's Additional Work which would result by reason of such change. If within five (5) days of Tenant's receipt of said statement Tenant countersigns and redelivers a copy of said statement to Landlord, such statement shall constitute a mutually binding change order and such change order shall be included in Landlord's Additional Work. The failure of Tenant to so notify Landlord within said five (5) day period shall be deemed a withdrawal by Tenant of the request for the change in question.

          (d) If a delay or any portion of a delay in the Substantial Completion of Landlord's Additional Work is the result of an Unavoidable Delay, and such delay would not have occurred but for a Tenant's Delay, such delay shall be deemed to be a Tenant's Delay for the purposes hereof.

     5. Tenant acknowledges that Landlord has made no representation to Tenant with respect to the condition of the Additional Space, except as set forth in the Lease, as amended hereby. Tenant represents that it has inspected the Additional Space and agrees to take possession thereof in the condition which exists on the date hereof, subject to the obligation of Landlord contained herein to perform Landlord's Additional Work.

     6. Each of Landlord and Tenant represents and warrants that it has dealt with no broker in connection with this Amendment of Lease or the Additional Space other than Broker, and each agrees to indemnify the other from and against any claim for brokerage commission arising from any breach by such party of its foregoing representation and warranty. Landlord shall pay to Edward S. Gordon Company, Inc. a negotiated commission pursuant to a separate written agreement.

     7. From and after the date hereof, all references in the Lease to "this Lease", "herein", "hereof", "hereby" and words of similar import shall mean and refer to the Lease as amended hereby.

     8. As modified hereby, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

     9. The Lease, as amended hereby, constitutes the entire understanding between the parties hereto and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.


                                     NEWPORT L.G.-I, INC.


                                     By: /s/ Marshall Roye
                                         ---------------------------------
                                         Name: Marshall Roye
                                         Authorized Signatory


                                     KNIGHT SECURITIES, L.P.


                                     Roundtable Partners, L.L.C.,
                                                general partner


                                     By: /s/ Robert Lazarocuitz
                                        ----------------------------------
                                        Name : Robert Lazarocuitz
                                        Title: Chief Operating Officer

                                   EXHIBIT A
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                             The Additional Space

                           [FLOOR PLAN APPEARS HERE]




                                                           NEWPORT OFFICE TOWER
                                                         Jersey City, New Jersey


                                  35TH FLOOR